UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 10, 2019 (October 10, 2019)
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FEDERAL HOME LOAN BANK OF INDIANAPOLIS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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Federally Chartered Corporation	000-51404	35-6001443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.
Indianapolis IN 46240
(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report.)
 ___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 and Item 5.07.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Submission of Matters to a Vote of Security Holders

On October 10, 2019, the Federal Home Loan Bank of Indianapolis (“Bank”) certified the results of the election of district-wide independent directors to the Bank’s Board of Directors (“Board”), each with terms beginning January 1, 2020, and ending on December 31, 2023. By regulation, all individuals proposed to be nominated by the Board for independent directorships must, after consultation with the Bank's Affordable Housing Advisory Council, be reviewed by the Federal Housing Finance Agency (“Agency”). This review was conducted by the Agency before the slate selected by the Board was submitted to the Bank's members for voting. Any independent director or nominee for an independent directorship must have experience in, or knowledge of, one or more of the following areas: auditing and accounting; derivatives; financial management; organizational management; project development; risk management practices; and the law. A public interest director must have more than four years' experience representing consumer or community interests in banking services, credit needs, housing, or consumer financial protections.

There were two district-wide independent director seats open. Robert D. Long was re-elected to the first open seat, with 1,696,850 shares voted in his favor. Mr. Long is a Certified Public Accountant and a retired audit partner of KPMG LLP in Indianapolis, Indiana. Christine Coady Narayanan was re-elected to the second open seat, with 1,629,617 shares voted in her favor. Ms. Narayanan is the President/CEO of Opportunity Resource Fund in Lansing, Michigan. Ms. Narayanan is designated as a public interest director.

Each of the elected director's Board Committee assignments will be determined at a meeting of the Board of Directors and shall be disclosed on an amendment to this filing on Form 8-K/A.

The newly elected directors will be paid director fees in 2020 in accordance with the Bank's 2020 Directors’ Compensation and Expense Reimbursement Policy, which was approved at the September 2019 Board meeting. In accordance with Agency regulations, the final 2020 Directors’ Compensation and Expense Reimbursement Policy, together with all supporting materials upon which the Board relied in determining the level of compensation and expenses to pay to its directors, has been provided to the Agency Director for review.

There are no arrangements or understandings between any of the elected directors and any other persons pursuant to which that director was selected. The Bank does not extend credit to or conduct other business transactions with the Bank's directors.

The Bank is a cooperative institution and owning shares of the Bank's Class B stock is generally a prerequisite to transacting business with the Bank. As such, the Bank is wholly-owned by financial institutions that are also customers (with the exception of shares held by former members, or their legal successors, in the process of redemption). In addition, the Bank's member directors serve as officers and/or directors of members, and the Bank conducts its advances and mortgage purchase business almost exclusively with members. Therefore, in the normal course of business, the Bank extends credit to and purchases mortgage loans from members with officers or directors who may serve as the Bank's member directors. However, such transactions are on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Bank (i.e., other members), and do not involve more than the normal risk of collectability or present other unfavorable terms.

Also, in the normal course of business, some member directors and independent directors are officers of entities that may directly or indirectly participate in the Bank's Affordable Housing Program (“AHP”). All AHP transactions, however, including those involving (i) a member (or its affiliate) that owns more than 5% of the Bank's Class B stock, (ii) a member with an officer or director who is a director of the Bank, or (iii) an entity with an officer, director or general partner who serves as a director of the Bank (and that has a direct or indirect interest in the AHP transaction), are subject to the same eligibility and other program criteria and requirements and the same Agency regulations governing AHP operations.

Item 9.01. Financial Statements and Exhibits

A copy of the letter to shareholders announcing the results of the independent director elections, which will be emailed on October 10, 2019, is attached as Exhibit 99.1 and incorporated by reference in this Report. A copy of the Bank's press release dated October 10, 2019, is attached as Exhibit 99.2 to this Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:October 10, 2019

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/CINDY L. KONICH
Cindy L. Konich
President - Chief Executive Officer

By:	/s/GREGORY L. TEARE
Gregory L. Teare
Executive Vice President - Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Federal Home Loan Bank of Indianapolis Letter to Members dated October 10, 2019
99.2	Federal Home Loan Bank of Indianapolis News Release dated October 10, 2019